UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2019

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Lamperd Less Lethal Introduces Double Action 37mm and 40mm Hand-Held Less Lethal Launchers

Double Action Design Allows Faster Response with Longer Effective Range

SARNIA, Ontario, October 2, 2019 -- Lamperd Less Lethal, Inc. (OTC: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, has developed and commercially introduced new Double Action versions of its proven 37mm and 40mm Hand-Held Less Lethal Launchers. These models are being immediately added to the Lamperd product line which also still includes our 37mm and 40mm Double Action Rifle Less Lethal Launchers. To the best of our knowledge, the new Lamperd 37mm and 40mm Double Action Hand-Held Launchers are the only ones of their kind available on the market, anywhere in the world.

The advantages of Double Action are that there is no hammer to cock, only the trigger to pull. This type is faster loading and easier to control which can make all the difference in a crisis situation when seconds count. Another significant advantage of the Double Action Less Lethal Launcher is long effective range of at least 75 feet. Like previous Lamperd Launchers, the new models can also employ 12 gauge adapters to increase versatility and allow a wide range of ammunition options for both tactical and training purposes.  Based on the feedback received from the law enforcement community we feel that the introduction of our new Double Action Hand-Held Less Lethal Launchers should be a very welcome development and provide Lamperd customers with the highest level of capability for many different types of crisis situations.

For detailed photos and demonstration videos of the Lamperd Double Action Less Lethal Launchers visit the company website at this direct link: http://lamperdlesslethal.com/less-lethal-solutions/launching-systems/

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors. For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: http://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: http://www.instagram.com/llli_lamperd_lesslethal

Barry Lamperd on Twitter: http://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: October 2, 2019	By:	/s/ Barry Lamperd
Barry Lamperd
President

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